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                                                                     EXHIBIT 3.6

                                     BY-LAWS

                                       OF

                              SYROCO OF TEXAS, INC.

                                    ARTICLE I

                                     OFFICES


         Section 1. Registered Office. The initial registered office of the corporation shall be at such place as is designated in the Articles of Incorporation, or thereafter the registered office may be at such other place as the Board of Directors may from time to time designate by resolution.

         Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         Section 1. Meetings. All meetings of the shareholders for the election of Directors shall be held in the City of Dallas, State of Texas, or at such other place, within or without the State of Texas, as may be fixed from time to time by the Board of Directors. Meetings of shareholders for any other purpose may be held at such time and place, within or without the State of Texas, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual Meeting. An annual meeting of the shareholders, commencing in the year 1980, shall be held on the fourth Tuesday in May of each fiscal year if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., at which meeting the shareholders shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting.

         Section 3. List of Shareholders. At least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at said meeting, arranged in alphabetical order, with the address of and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books. Such list shall be kept on file at the registered office of the corporation for a period of ten days prior to such meeting, and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any shareholder who may be present. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such record date to be not less than ten nor more than fifty days prior to such meeting, or the Board of Directors may close the stock transfer books



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for such purpose for a period of not less than ten nor more than fifty days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed shall be the record date.

         Section 4. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by the Texas Business Corporation Act (herein called "the Act"), or by the Articles of Incorporation, or by these By-Laws, may be called by the Chairman of the Board, the President or the Board of Directors, or shall be called by the Chairman of the Board, the President or Secretary at the request in writing of the holders of not less than one-tenth of all the shares issued, outstanding and entitled to vote at such meetings. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at all special meetings shall be confined to the purposes stated in the notice of the meeting.

         Section 5. Notice. Written or printed notice stating the place, day and hour of any meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting.

         Section 6. Quorum. At all meetings of the shareholders, the presence in person or by proxy of the holders of a majority of the shares issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business except as otherwise provided by the Act, by the Articles of Incorporation or by these By-Laws. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 7. Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy at such meeting shall decide any questions brought before such meeting, unless the question is one upon which, by express provision of the Act or of the Articles of Incorporation or by these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 8. Proxy. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation, as amended from time to time. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an



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instrument in writing subscribed by such shareholder, or by his duly authorized attorney in fact, and bearing a date not more than eleven months prior to said meeting, unless said instrument provides for a longer period. Such proxy shall be filed with the Secretary of the corporation prior to or at the time of the meeting.

         Section 9. Action by Consent. Any action required or permitted to be taken at a meeting of the shareholders of the corporation by the Act, the Articles of Incorporation or these By-Laws may be taken without such a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                   ARTICLE III

                               BOARD OF DIRECTORS

         Section 1. Board of Directors. The business and affairs of the corporation shall be managed by its Board of Directors who may exercise all such powers of the corporation and do all such lawful acts and things as are not by the Act or by the Articles of Incorporation or by these By-Laws (directed or required to be exercised or done by the shareholders.

         Section 2. Number of Directors. The Board of Directors shall consist of not less than three Directors, nor more than seven, none of whom need be shareholders of the corporation or residents of the State of Texas. The exact number of Directors constituting the Board of Directors shall be fixed from time to time by the Board of Directors. The Directors shall be elected at the annual meeting of the shareholders, except as hereinafter provided, and each Director elected shall hold office until his successor shall be elected and shall qualify.

         Section 3. Vacancies Removal. Any Director may be removed either for or without cause, at any special meeting of shareholders by the affirmative vote of a majority in number of shares of the shareholders present in person or by proxy at such meeting and entitled to vote for the election of such Director, provided notice of the intention to act upon such matter shall have been given in the notice calling such meeting. If any vacancies occur in the Board of Directors caused by death, resignation, retirement, disqualification or removal from office of any Directors or otherwise, a majority of the Directors then in office, though less than a quorum, may choose a successor or successors, or a successor or successors may be chosen at a special meeting of the shareholders called for that purpose, and each successor Director so chosen shall be elected for the unexpired term of his predecessor in office. Any Directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting of shareholders or at a special meeting of shareholders called for that purpose.

                                   ARTICLE IV

                              MEETINGS OF THE BOARD

         Section 1. Meetings. The Directors of the corporation may hold their meetings, both regular and special, either within or without the State of Texas.


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         Section 2. Annual Meeting. The first meeting of each newly elected
Board of Directors shall be held without further notice immediately following the annual meeting of shareholders, and at the same place, unless by unanimous consent of the Directors then elected and serving such time or place shall be changed.

         Section 3. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board.

         Section 4. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on six hours' notice to each Director, given personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two or more Directors. The purpose of any special meeting shall be specified in the notice or any waiver of notice.

         Section 5. Quorum. At all meetings of the Board of Directors the presence of a majority of the number of Directors fixed by these By-Laws shall be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Act or by the Articles of Incorporation or by these By-Laws. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

         Section 6. Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole Board, designate an Executive Committee, to consist of two or more Directors of the corporation, one of whom shall be designated as chairman, who shall preside at all meetings of such Committee. To the extent provided in the resolution of the Board of Directors, the Executive Committee shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the corporation, except where action of the Board of Directors is expressly required by the Act or by the Articles of Incorporation, and shall have power to authorize the seal of the corporation to be affixed to all papers which may require it. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. Any member of the Executive Committee may be removed, for or without cause, by the affirmative vote of a majority of the whole Board of Directors. If any vacancy or vacancies occur in the Executive Committee caused by death, resignation, retirement, disqualification, removal from office or otherwise, the vacancy shall be filled by the affirmative vote of a majority of the whole Board of Directors.

         Section 7. Other Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate other committees, each committee to consist of two or more Directors of the corporation, which committees shall have such power and authority and shall perform such functions as may be provided in such resolution. Such committee or committees shall have such name or names as may be designated by the Board and shall keep regular minutes of their proceedings and report the same to the Board of Directors when required. Any member of any such committee may be removed, for or without


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cause, by the affirmative vote of the majority of the whole Board of Directors.
If any vacancy or vacancies occur in any such committee, the vacancy shall be filled by the affirmative vote of a majority of the whole Board of Directors.

         Section 8. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors, the Executive Committee or any other committee of the Board of Directors, may be taken without such a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or the Executive Committee or such other committee, as the case may be.

         Section 9. Compensation of Directors. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor. Members of the Executive Committee or any other committee created by the Board may, by resolution of the Board of Directors, be allowed like compensation for attending meetings of such committees.

                                    ARTICLE V

                               NOTICE OF MEETINGS

         Section 1. Form of Notice. Whenever under the provisions of the Act or of the Articles of Incorporation these By-Laws, notice is required to be given to any Director or shareholder, or of and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given in writing, by mail, postage prepaid, addressed to such Director or shareholder at such address as appears on the books of the corporation. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same be thus deposited in the United States mails as aforesaid.

         Section 2. Waiver. Whenever any notice is required to be given to any shareholder or Director of the corporation, under the provisions of the Act or of the Articles of Incorporation or of these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice.

         Section 3. Telephone Meetings. Shareholders, members of the Board of Directors or members of any committee created by the Board of Directors may participate in and hold a meeting of such shareholders, board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.




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                                   ARTICLE VI

                                    OFFICERS


         Section 1. In General. The officers of the corporation shall be elected by the Board of Directors and shall be a Chairman of the Board, a President, a Vice-President, a Secretary and a Treasurer. The Board of Directors may also elect a Vice-Chairman of the Board, additional Vice-Presidents, Assistant Vice-Presidents, a Controller, and one or more Assistant Secretaries and Assistant Treasurers. Any two or more offices may be held by the same person, except that the offices of the President and Secretary shall not be held by the same person.

         Section 2. Election. The Board of Directors, at its first meeting after each annual meeting of shareholders, shall elect a Chairman of the Board and a President from its members and shall, by resolution, designate one of such officers to be the Chief Executive Officer of the corporation. At such meeting the Board of Directors shall also elect one or more Vice-Presidents, a Secretary and a Treasurer, none of whom need be a member of the Board of Directors.

         Section 3. Other Officers and Agents. The Board of Directors may also elect and appoint such other officers and agents as it shall deem necessary, who shall be elected and appointed for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         Section 4. Salaries. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors or by the Executive Committee, if so authorized by the Board.

         Section 5. Term of Office and Removal. Each officer of the corporation shall hold office until his death, or his resignation or removal from office, or the election and qualification of his successor, whichever shall first occur. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, for or without cause, by the affirmative vote of a majority of the whole Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

         Section 6. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board at which he may be present and shall be ex officio a member of all standing committees and shall perform such other duties as may be assigned to him by the Board of Directors.


         Section 7. The Vice-Chairman of the Board, if any, shall have such powers and perform such duties as the Board of Directors or the Executive Committee may from time to time prescribe or as the Chairman of the Board or the Chief Executive Officer may from time to time delegate to him. In the absence or disability of the Chairman of the Board, the Vice-Chairman of the Board shall perform the duties and exercise the powers of the Chairman of the Board.

         Section 8. President. The President shall be the chief administrative officer of the corporation and shall preside at all meetings of the shareholders. In the absence of the Chairman of the Board or the Vice-Chairman of the Board, if any, he shall preside at all meetings of the Board of Directors. He shall be ex officio a member of all standing committees and shall execute bonds, mortgages, and all other



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contracts or instruments requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. The President shall perform such other duties as from time to time may be assigned to him by the Board of Directors and by the Chief Executive Officer of the corporation.

         Section 9. Chief Executive Officer. The Chief Executive Officer of the corporation shall have, subject only to the Board of Directors and the Executive Committee, general and active management and supervision of the business and affairs of the corporation and shall see that all orders and resolutions of the Board of Directors and the Executive Committee are carried into effect. He shall have all powers and duties of supervision and management usually vested in the general manager of a corporation, including the supervision and direction of all other officers of the corporation and the power to appoint and discharge agents and employees.

         Section 10. Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board of Directors or the Executive Committee may from time to time prescribe, or as the Chief Executive Officer may from time to time delegate to him. In the absence or disability of the President, a Vice-President designated by the Board of Directors shall perform the duties and exercise the powers of the President.

         Section 11. Secretary. The Secretary shall attend all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary shall perform like duties for the Board of Directors and the Executive Committee when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation.

         Section 12. Assistant Secretaries. Each Assistant Secretary shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the Chief Executive Officer may from time to time delegate to him.

         Section 13. Treasurer. The Treasurer shall have the custody of all corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements of the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, shall render to the Chief Executive Officer and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation, and shall perform such other duties as the Board of Directors may prescribe.

         Section 14. Assistant Treasurers. Each Assistant Treasurer shall have such powers and perform such duties as the Board of Directors may from time to time prescribe.

         Section 15. Controller. The Controller shall share with the Treasurer responsibility for the financial and accounting books and records of the corporation, shall report to the Treasurer, and shall perform such other duties as the Board of



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Directors or the Executive Committee or the Chief Executive Officer may from time to time prescribe.

         Section 16. Bonding. If required by the Board of Directors, all or certain of the officers shall give the corporation a bond, in such form, in such sum, and with such surety or sureties as shall be satisfactory to the Board, for the faithful performance of the duties of their office and for the restoration to the corporation, in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the corporation.

                                   ARTICLE VII

                             CERTIFICATES OF SHARES

         Section 1. Form of Certificates. Certificates, in such form as may be determined by the Board of Directors, representing shares to which shareholders are entitled shall be delivered to each shareholder. Such certificates shall be consecutively numbered and shall be entered in the stock book of the corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number, class of shares, and the par value of such shares or a statement that such shares are without par value. They shall be signed by the President or a Vice-President and the Secretary or an Assistant Secretary, and may be sealed with the seal of the corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent, or an assistant transfer agent or registered by a registrar, either of which is other than the corporation or an employee of the corporation, the signatures of the corporation's officers may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on such certificate or certificates, shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation or its agents, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

         Section 2. Lost Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond, in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

         Section 3. Transfer of Shares. Shares of stock shall be transferable only on the books of the corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender to the corporation or the transfer agent of the corporation



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of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation or the transfer agent of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 4. Registered Shareholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         Section 1. Dividends. Dividends upon the outstanding shares of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the corporation, subject to the provisions of the Act and the Articles of Incorporation. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend, such record date to be not more than fifty days prior to the payment date of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than fifty days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend shall be the record date.

         Section 2. Reserves. There may be created by resolution of the Board of Directors out of the earned surplus of the corporation such reserve or reserves as the Directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the corporation, or for such other purpose as the Directors shall think beneficial to the corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

         Section 3. Corporate Records. The corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders giving the names and addresses of all shareholders and the number and class of shares held by each. All other books and records of the corporation may be kept at such place or places within or without the State of Texas as the Board of Directors may from time to time determine.

         Section 4. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

         Section 5. Seal. The corporation shall have seal, and said seal may be used by causing it or a facsimile thereof to be. impressed or affixed or reproduced or otherwise. Any officer of the corporation shall have authority to affix the seal to any document requiring it.


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         Section 6. Annual Statement. The Board of Directors shall present at each annual meeting of the shareholders, and when called for by vote of the shareholders at any special meeting of the shareholders, a full and clear statement of the business and condition of the corporation.

         Section 7. Checks. All checks or demands for money and notes of the corporation shall be signed by such of officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                   ARTICLE IX

                                    INDEMNITY

         Section 1. Indemnification. The corporation may indemnify any person (and the heirs, executors and administrators of such person) who is or was a Director, officer or employee of the corporation, or of any other corporation which he served as such at the request of the corporation and of which the corporation directly or indirectly is a shareholder or creditor or in which it is any way interested, against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, action, suit or proceeding (whether brought by or in the right of the corporation or otherwise), civil or criminal, or in connection with an appeal relating thereto, in which he may become involved as a party or otherwise by reason of being or having been such a Director, officer or employee (whether or not a Director, officer or employee at the time such liability and expense may be incurred) provided such person acted in good faith and in what he reasonably believed to be the best interests of the corporation or such other corporation, as the case may be, and, in addition, in any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any claim, action, suit or proceeding, civil or criminal, by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a Director, officer or employee did not meet the standards of conduct set forth in this Section 1.

         Section 2. Liabilities and Expenses Covered by Indemnification. The terms "liability" and "reasonable expense" referred to in Section 1 of this
Article IX shall include, but shall not be limited to, legal fees and disbursements and amounts of judgments, fines or penalties against, and amounts paid in settlement by, a Director, officer or employee. Any reasonable expenses incurred by a Director, officer or employee with respect to any claim, action, suit or proceeding of the character described in Section 1 of this Article IX may be advanced prior to the final disposition thereof upon receipt of an agreement by or on behalf of the recipient to repay such amount unless it shall ultimately be determined that he is entitled to indemnification under the provisions of this Article IX.

         Section 3. Right to Indemnification. Every person (and the heirs, executors and administrators of such person) referred to in Section 1 of this
Article IX who has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit or proceeding of the character described in said Section 1 shall be entitled to indemnification as a matter of right. Except as provided in the preceding sentence, any indemnification under the provisions of this Article IX shall be made at the discretion of the corporation, but only if (i) the Board of Directors, acting by a


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quorum consisting of Directors who are not parties to (or who have been wholly successful with respect to) such claim, action, suit or proceeding, shall find that the Director, officer or employee has met the standards of conduct set forth in Section 1 of this Article IX, or (ii) independent legal counsel (who may be the regular counsel of the corporation) shall deliver to the corporation their written advice that, in their opinion, such Director, officer or employee has met such standards.

         Section 4. Indemnification Additional to Other Rights. The rights of indemnification provided for in this Article IX shall be in addition to any rights to which any such Director, officer or employee may be entitled under any agreement, vote of shareholders, the Articles of Incorporation, or as a matter of law or otherwise.

                                    ARTICLE X

                              AMENDMENT OF BY-LAWS

         Section 1. Amendments. Except for this Article X, Section 1, these By-Laws may be altered, amended, or repealed at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the Directors present at such meeting, provided notice of the proposed alteration, amendment, or repeal be contained in the notice of such meeting.

                                         Adopted
                                                -----------------------------


                                         /s/ M. DOUGLAS ADKINS, Secretary
                                         ------------------------------------
                                         M. Douglas Adkins, Secretary


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